Exhibit 99.1

BEIJING MULTIMEDIA LIMITED

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND FOR THE PERIOD FROM INCEPTION (JULY 29, 2003) THROUGH DECEMBER 31, 2003

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of
Beijing Multimedia Limited:

We have audited the accompanying balance sheet of Beijing Multimedia Limited, an international business company in the development stage incorporated in the British Virgin Islands, and formerly Pioneer Mind Investment Limited (the “Company”), as of December 31, 2003 and the related statements of operations, shareholders’ (deficit), and cash flows for the period from inception (July 29, 2003) through December 31, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Multimedia Limited as of December 31, 2003, and the results of its operations and its cash flows for the period from inception (July 29, 2003) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Davis Accounting Group P.C.

Davis Accounting Group P.C.

Cedar City, Utah

May 14, 2004

BEIJING MULTIMEDIA LIMITED

(A Development Stage Company – Note 2)

BALANCE SHEET

As of December 31, 2003

ASSETS
Current Assets:
Cash in bank	$—

Total current assets	—

Other Assets:
Net operating profits interest contract rights (Note 2)	55,000,000

Total other assets	55,000,000

Total Assets	$55,000,000

LIABILITIES AND SHAREHOLDERS’ (DEFICIT)

Current Liabilities:
Accounts payable - trade	$—
Accounts payable - related parties	6,800
Accrued liabilities	3,500
Net operating profits interests contract rights payable	55,000,000

Total current liabilities	55,010,300

Total liabilities	55,010,300

Commitments and Contingencies

Shareholders’ (Deficit):
Capital stock, par value $.01 per share; authorized 5,000,000 shares; 4,450,000 shares deemed issued and outstanding	—
Accumulated (deficit) during the development stage	(10,300)

Total shareholders’ (deficit)	(10,300)

Total Liabilities and Shareholders’ (Deficit)	$55,000,000

The accompanying notes to financial statements are
an integral part of this balance sheet.

BEIJING MULTIMEDIA LIMITED

(A Development Stage Company – Note 2)

STATEMENTS OF OPERATIONS

For the Period from Inception (July 29, 2003)

Through December 31, 2003, and

Cumulative from Inception

	2003	Cumulative From Inception

Revenues:
Revenues	$—	$—

Total revenues	—	—

Expenses:
General and administrative-
Directors’ fees and expenses	6,800	6,800
Accounting and audit fees	3,500	3,500
Other	—	—

Total general and administrative expenses	10,300	10,300

(Loss) from operations	(10,300)	(10,300)

Other income (expense)	—	—

Net (loss)	$(10,300)	$(10,300)

(Loss) per common share, basic and diluted	$(.003)	$(.003)

Weighted average number of common shares outstanding	3,546,155	3,546,155

The accompanying notes to financial statements are
an integral part of these statements.

BEIJING MULTIMEDIA LIMITED

(A Development Stage Company – Note 2)

STATEMENT OF SHAREHOLDERS’ (DEFICIT)

For the Period from Inception (July 29, 2003)

Through December 31, 2003

	Capital Stock		Accumulated (Deficit)	Total
	Shares	Amount
Balance - December 31, 2002	—	$—	$—	$—

Deemed issuance of capital stock for services	4,450,000	—	—	—

Net (loss) for the period	—	—	(10,300)	(10,300)

Balance - December 31, 2003	4,450,000	$—	$(10,300)	$(10,300)

The accompanying notes to financial statements are
an integral part of this statement.

BEIJING MULTIMEDIA LIMITED

(A Development Stage Company – Note 2)

STATEMENTS OF CASH FLOWS

For the Period from Inception (July 29, 2003)

Through December 31, 2003, and

Cumulative from Inception

	2003	Cumulative from Inception
Operating Activities:
Net (loss)	$(10,300)	$(10,300)
Changes in liabilities-
Accounts payable - related parties	6,800	6,800
Accrued liabilities	3,500	3,500

Net Cash (Used in) Operating Activities	—	—

Investing Activities:
Proceeds from issuance of capital stock	—	—

Net Cash Provided by Investing Activities	—	—

Financing Activities:
Net Cash Provided by Financing Activities	—	—

Net Increase (Decrease) in Cash	—	—

Cash - Beginning of Period	—	—

Cash - End of Period	$—	$—

Supplemental Disclosures of Cash Flow Information:
Cash paid during the periods for:
Interest	$—	$—
Income taxes	$—	$—

Supplemental Schedule of Noncash Investing Activities:

A current debt obligation of $55.0 million for the year ended December 31, 2003, was incurred when the Company entered into an agreement for the acquisition of certain net operating profits interests contract rights, effective December 16, 2003.

In August and September 2003, the Company granted 4,450,000 shares of capital stock under stock grant agreements.  The stock certificates were not issued; however, the shares were deemed to be issued under the terms of the agreements at nominal value.

The accompanying notes to financial statements are
an integral part of these statements.

BEIJING MULTIMEDIA LIMITED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2003

(1)  Significant Accounting Policies

Basis of Presentation

Beijing Multimedia Limited (“Beijing Multimedia” or the “Company”) is an international business company in the development stage.  The accompanying financial statements of Beijing Multimedia were prepared from the accounts of the Company under the accrual basis of accounting in United States dollars.

Cash and Cash Equivalents

For purposes of reporting the statements of cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Net Operating Profits Interests Contract Rights

The Company has capitalized the fair value of its Net Operating Profits Interests Contract Rights (“NOP Interests Contract Rights”) acquired from CITIC Cultural & Sports Industry Co. Ltd. (“CITIC Cultural”) effective December 16, 2003 under the terms of the Transfer Agreement (See Note 2).  The Company will amortize the NOP Interests Contract Rights using the straight-line method over the term of the Transfer Agreement, commencing January 1, 2004, through the later of December 31, 2016 or the date on which CITIC Cultural’s license agreements with two entities terminate.

Revenue Recognition

The Company is in the development stage, and has yet to realize any revenues.  However, under the terms of the Transfer Agreement (See Note 2), the Company will receive cash transfer payments semi-annually over the term of the Agreement.  The Company will realize revenues from such cash payments when received.

Impairment of Long-lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date.  The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

Loss per Share

Loss per share amounts are based on the weighted average number of shares of capital stock outstanding during the period.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2003, and expenses for the period then ended.  Actual results could differ from those estimates made by management.

(2)  Development Stage Activities

Organization Activities

The Company was incorporated as an international business company as per the laws of the British Virgin Islands on July 29, 2003 under the name of Pioneer Mind Investment Limited.  On October 17, 2003, the name of the Company was changed to Beijing Multimedia Limited.

Subsequent to December 31, 2003, 202,500 shares of the Company’s capital stock, representing its issued and outstanding shares (not including shares of capital stock deemed to be issued to the Board of Directors, professional advisors and consultants of the Company as of December 31, 2003), were issued to Eagle Treasure Limited, a British Virgin Islands corporation (“Eagle Treasure”).  Further, all of the outstanding shares of capital stock of Eagle Treasure Limited are owned by Mr. Mak Wai Keung, Shawn, who, subsequent to December 31, 2003, became the President, Chief Executive Officer, and Director of Centiv, Inc. (“Centiv”), a publicly traded Delaware corporation.  (See below regarding the acquisition of the Company by Centiv subsequent to December 31, 2003).

Acquisition of the Company by Centiv

On January 29, 2004, Centiv announced that it had entered into a Stock Purchase Agreement with Eagle Treasure under which Centiv acquired all of the issued and outstanding capital stock of Beijing Multimedia.  The acquisition of the Company under the Stock Purchase Agreement was approved and ratified by the Board of Directors of Centiv on January 16, 2004, and by the sole director of Eagle Treasure on January 21, 2004.  On February 4, 2004, to complete the Stock Purchase Agreement with Eagle Treasure, Centiv issued 20,250,000 unregistered shares of its $.001 par value common stock with a fair value of $15,599,935, in the name of Eagle Treasure in exchange for the entire 202,500 shares of the issued, outstanding, and paid up share capital of the Company.  Further, under an Assignment and Assumption Agreement effective January 16, 2004, Centiv assumed certain pre-acquisition obligations of Beijing Multimedia, including but not limited to obligations to (i) issue to the Board of Directors, professional advisors, and consultants of the Company 4,400,000 fee shares of capital stock (the deemed issued shares of the Company as of December 31, 2003), and (ii) recognize 15,200,000 fully-vested stock options of the Company at various grant prices to acquire a like number of shares of capital stock.  As a result of the exchange of shares and assumption of obligations, the Company became a wholly owned subsidiary of Centiv.  On February 6, 2004, Centiv filed a Current Report on Form 8-K with the Securities and Exchange Commission describing in detail the transaction with Eagle Treasure, and the acquisition of the Company.

Transfer Agreement

Prior to the acquisition of the Company by Centiv, under a Transfer Agreement dated December 16, 2003, the Company acquired certain net operating profits interests (“NOP Interests”) amounting to approximately 30 percent of the joint advertising activities of CITIC Cultural, a company organized under the laws of the People’s Republic of China.  Also under the Transfer Agreement, the NOP interests, as determined and under terms guaranteeing certain minimum amounts, will be paid semi-annually to the Company over the terms of the Transfer Agreement which is from January 1, 2004, through the later of December 31, 2016 or the date on which CITIC Cultural’s license agreements with two entities terminate, in exchange for certain NOP Cash Calls totaling $50.0 million (subsequently increased to $55.0 million) which were required to be paid to CITIC Cultural by the Company on or before March 31, 2004.  If the Company cannot meet the requirement to pay the NOP Cash Calls to CITIC Cultural under the terms of the Transfer Agreement or any amendments or extensions thereto, then the NOP Interests of the Company shall be reduced by .0017 percent for each $100,000 in NOP Cash Calls not funded, but not below a minimum level of fifteen (15) percent of the initial NOP Interests.

CITIC Cultural is a company that specializes in cultural and media businesses, and its principal businesses include film production and distribution, television drama and program production and distribution, subway and railway advertising, magazine and newspaper publication, and sports and entertainment businesses.  CITIC Cultural is an affiliate of China International Trust & Investment Co. Ltd. and its subsidiaries (collectively, the “CITIC Group”).  The CITIC Group is a large conglomerate in Asia, with total asset value of approximately US$70 billion at the close of its fiscal year 2003.

The Transfer Agreement also provides that during the first three years of the term of the Agreement, the NOP Interests shall yield in the form of cash transfers to the Company a minimum of $20.0 million per year provided that the full amount of the NOP Cash Calls, as described above, is paid to CITIC Cultural.  In the event that the full amount of the NOP Cash Calls is not paid to CITIC Cultural by the Company, then the NOP Interests payable in the form of cash transfer shall be prorated according to the formula for reduction of NOP Interests as contained in the Transfer Agreement, but in any event, not below a minimum level of fifteen (15) percent of the initial NOP Interests, or $3.0 million per year during the first three years of the term of the Transfer Agreement.  Beijing Multimedia has also obtained an unconditional and irrevocable third party guarantee from an individual for the payment of the cash transfers from NOP Interests for the first three years under the Transfer Agreement in the event that CITIC Cultural is unable to meet its obligation.

Based upon an independent valuation of the NOP Interests acquired from CITIC Cultural, the management of the Company has estimated that the discounted present value of the NOP Interests (without consideration of the NOP Cash Calls) is between $40.0 million and $80.0 million, and such NOP Interests are expected to contribute approximately $20.0 million per year, pre-tax cash flow to the Company provided that the full amount of the NOP Cash Calls is paid, and that the level of the cash transfers from the NOP Interests continue at similar levels beyond the first three years of the Transfer Agreement.

Amendment of the Transfer Agreement

The NOP Interests of the Company under the Transfer Agreement are subject to the completion of the NOP Cash Calls which total $50.0 million (subsequently increased to $55.0 million), and, as explained above, were required to be paid to CITIC Cultural on or before March 31, 2004.  As of March 31, 2004, the Company was in default under the Transfer Agreement for non-payment of the NOP Cash Calls, and was subject to a reduction of its NOP Interests, as explained above.  On April 9, 2004, CITIC Cultural, Centiv, Eagle Treasure and the Company entered into a Supplemental Agreement to the Transfer Agreement (the “Supplemental Agreement”), wherein the parties agreed (a) to extend the date for the payment of the NOP Cash Calls from March 31, 2004, to May 31, 2004; (b) to increase the amount of the NOP Cash Calls from $50.0 million to $55.0 million; (c) that the Company and Centiv, jointly and severally, would pay the $55.0 million of NOP Cash Calls as follows:  on or before April 30, 2004 - $10.0 million; on or before May 16, 2004 - $15.0 million; and on or before May 31, 2004 - $30.0 million, and (d) that Centiv would complete and file its Annual Report on Form 10-K with the Securities and Exchange Commission and do other such matters so as to qualify for the NASDAQ OTC:BB on or before April 16, 2004.

Centiv did not file its Annual Report on Form 10-K or qualify for the NASDAQ OTC:BB on or before April 16, 2004, and, as such, the Company was in default under the Transfer Agreement and the related Supplemental Agreement as of that date.  Effective April 16, 2004, the parties to the Supplemental Agreement entered into an amendment agreement and extended the due date for Centiv to file it Annual Report on Form 10-K and complete other such matters so as to qualify for the NASDAQ OTC:BB from April 16, 2004 to April 28, 2004.  Centiv filed its Annual Report on Form 10-K with the Securities and Exchange Commission on April 28, 2004, and continued to work on the matters requisite to qualify for the NASDAQ OTC:BB.  On May 13, 2004, Centiv qualified to re-list is common stock on the NASDAQ OTC:BB.

As of May 14, 2004, the Company and Centiv had not paid the first installment of $10.0 million of the NOP Cash Calls to CITIC Cultural, and were in default under the Supplemental Agreement to the Transfer Agreement.  However, CITIC Cultural, Centiv, Eagle Treasure and the Company entered into an Amended Supplemental Agreement to the Transfer Agreement (the “Amended Supplemental Agreement”), and extended the time for the payment of the NOP Cash Calls as follows:  on or before May 31, 2004 - $5.0 million; and, on or before June 30, 2004 - $50.0 million.  The Amended Supplemental Agreement also provides that the Company and Centiv shall pay all legal fees incurred by CITIC Cultural in connection with the Transfer Agreement and any amendments thereto, and transactions contemplated thereby.

Funding the NOP Cash Calls and Capital Formation

In connection with the required payment of the NOP Cash Calls by Beijing Multimedia, Centiv became a party to the Supplemental Agreement to the Transfer Agreement, and has agreed to use its best efforts to obtain the necessary funding of the NOP Cash Calls through a private placement of its shares or through a convertible debt security to be issued to the source(s) of the funding.  On April 5, 2004, in connection with the Company’s initial efforts to arrange the financing to allow Beijing Multimedia to make the required NOP Cash Call payments to CITIC Cultural, an investment firm offered to establish an equity line of credit in the initial amount of $50.0 million, with draws on the line of credit to be available to the Company immediately following Centiv’s filing of its

Annual Report on Form 10-K for the period ended December 31, 2003, the re-listing of its shares on the NASDAQ OTC:BB, and the completion of the necessary documentation.   After further analysis, management of Centiv and the Company decided not to pursue this alternative for funding.

On May 5, 2004, Centiv entered into a Letter of Intent with an investment firm to structure an equity line of credit of up to £100,000,000 (one hundred million pounds sterling).  The Letter of Intent sets forth certain terms and conditions pertaining to structure, use of proceeds, draw down procedures, a pricing formula, and other documentation and general conditions that will be finalized in a definitive subscription agreement between the parties.  Management of Centiv and the Company are currently reviewing the terms of the Letter of Intent.  While management of Centiv and the Company believe that the investment firm is proceeding in good faith, there can be no assurance that the proposed equity line of credit facility will be established, or that it will be established in time for Beijing Multimedia to satisfy its NOP Cash Call requirements of $55.0 million under the Supplemental Agreement to the Transfer Agreement.

(3)  Capital Stock Transactions and Transfer of Obligations to Centiv

In August and September 2003, the Company entered into various advisory, director, consulting and professional service agreements with members of the Board of Directors, nonemployee individuals, and entities whereby such individuals and entities were retained, compensated for non-capital formation activities and services, and/or provided incentives through the issuance of shares of capital stock of the Company.  4,450,000 fully issuable shares of capital stock were granted under such advisory, director, consulting and professional service agreements.  The Company was required to register such shares with the Securities and Exchange Commission under a newly created or existing stock plan generally within thirty (30) days from the date of each agreement.  No such registration was completed by the Company, and share certificates of capital stock ownership were not issued.  However, as of December 31, 2003, due to the fact that the capital stock grants for 4,450,000 shares were considered to be fully vested, nonforfeitable, and required no specific future performance to earn or retain the stock, the shares of capital stock represented by the stock grants were deemed to be issued for financial reporting purposes.  In addition, the Board of Directors of the Company considered the circumstances where the capital stock of the Company had no readily determinable market value, and the value of the services to be rendered by recipients could not be measured objectively or reliably.  As such, a nominal value was assigned to the stock grant transactions.

As provided in Note 2, as part of the Stock Purchase Agreement with Eagle Treasure under which Centiv acquired all of the issued capital stock of the Company, effective January 16, 2004, the Company and Centiv entered into an Assignment and Assumption Agreement whereby Centiv assumed certain pre-existing obligations of Beijing Multimedia, including but not limited to obligations to issue to the Board of Directors, professional advisors, and consultants of the Company 4,400,000 of the 4,450,000 fee shares of capital stock previously described, and 15,200,000 options.

Subsequently, Centiv amended and restated its stock plan to reserve 10.0 million new shares of common stock for future issuance under existing and assumed stock options and for incentive and fee compensation to officers, directors, professional advisors, and consultants.  Also, the Board of Directors of Centiv renamed the 1997 Stock Option Plan the 2004 Non-Qualified Stock Compensation Plan (the “2004 Plan”), and filed a

Registration Statement on Form S-8 covering the shares in the Plan with the U.S. Securities and Exchange Commission.  On February 11, 2004, Centiv issued 4,400,000 shares of common stock under the 2004 Plan to the Board of Directors, professional advisors, and consultants of the Company which satisfied certain terms and conditions of the Assignment and Assumption Agreement mentioned above.

(4) Stock Option Transactions and Transfer of Obligations to Centiv

On September 12, 2003, the Company granted 15,200,000 stock options to purchase a like number of shares of capital stock to nonemployee members of the Board of Directors, professional advisors, and consultants.  The options were fully vested on the date of grant, and may be exercised, in full or in part over a period of five years, at option prices ranging between $.50 to $9.00 per share.  On February 11, 2004, Centiv issued 15,200,000 options under its 2004 Plan to the Board of Directors, professional advisors, and consultants of the Company which satisfied certain terms and conditions of the Assignment and Assumption Agreement mentioned above.  As of December 31, 2003, the number of options issued and subject to exercise exceeded the authorized capital stock of the Company.

In addition, the Board of Directors of the Company considered the circumstances where the capital stock of the Company had no readily determinable market value.  As such, a nominal value was assigned to the stock option transactions.

(5)  Income Taxes

The Company was incorporated in 2003 as an international business company (“IBC”) under the International Business Companies (Amendment) Act 2003 of the British Virgin Islands.  By statute, an IBC is not subject to income taxes in the British Virgin Islands.

The Company is subject to United States income taxes as a foreign corporation at regular income tax rates for any year in which it is engaged in business in the United States, or has income from United States sources.  The Company had no income in 2003 from United States sources.  As such, no provision or liability for income taxes has been recorded in the accompanying financial statements.

(6)  Related Party Transactions and Subsequent Events

As discussed in Note 2 above, the Company became a wholly owned subsidiary of Eagle Treasure on January 14, 2004.  The principal of Eagle Treasure is Mr. Mak Wai Keung, Shawn, who, in January, 2004, became the President, Chief Executive Officer and a Director of Centiv.  In late January, 2004, Centiv and Eagle Treasure were parties to a Stock Transfer Agreement whereby all of the outstanding capital stock of the Company (202,500 shares of capital stock) was exchanged for 20,250,000 shares of unregistered common stock of Centiv, and on February 4, 2004, the Company became a wholly owned subsidiary of Centiv.

In addition, on or before September 15, 2003, in connection with the acquisition of the Company by Centiv, Eagle Treasure paid to a company, whose principal is the son of a member of the Board of Directors of the Company, a structuring fee of $1.0 million.

As of December 31, 2003, the Company recorded $6,800 as amounts due to members of the Board of Directors for directors’ fees and expenses.